                                 SALE AGREEMENT

                  (Desert Samaritan Medical Buildings I and II)

                  This AGREEMENT is entered into effective the 1st day of September, 1995, by and between DESERT COMMERCIAL PROPERTIES LIMITED PARTNERSHIP, an Arizona limited partnership ("Seller") and UNIVERSAL HEALTH REALTY INCOME TRUST, a Maryland real estate investment trust ("Buyer"):

                                    RECITALS

                  A. Seller: (1) holds the tenant's/lessee's interest (the "Ground Lease Interest") under those ground leases described on Exhibit "B" attached hereto (the "Ground Leases"), applicable to that real property described on Exhibit "A" attached hereto (the "Real Property"); (2) owns, subject to the terms of the Ground Leases, certain of the fixtures and improvements located on the Real Property (the "Improvements"); (3) holds the landlord's/lessor's interest (the "Tenant Lease Interests") under all tenant leases ("Tenants") for sublease of the Real Property and Improvements ("Tenant Leases"), together with the security deposits paid by such Tenants pursuant to those Tenant Leases (the "Security Deposits"); (4) holds an interest under certain service and other contracts applicable to the Real Property and Improvements (the "Contract Interests"); and (5) owns or holds an interest in certain personal property ("Personal Property") and intangible property and other rights appurtenant to the Real Property and Improvements (the "Intangible Property"), with the Ground Lease Interest, Improvements, Tenant Lease Interests, Deposits, Contract Interests, Personal Property and Intangible Property sometimes referred to herein as the "Property".

                 B. That portion of the Property commonly known as Desert Samaritan Medical Building I, located at 1450 South Dobson Road, Mesa, Arizona, is sometimes referred to herein as "Building I", and that portion of the Property commonly known as Desert Samaritan Medical Building II, located at 1500 South Dobson Road, Mesa, Arizona, is sometimes referred to herein as "Building II".

                 C. Certain of the Property is encumbered by that $11,500,000.00 original principal amount loan (the "Loan") made by United States Leasing International, Inc. ("Lender") to Seller, evidenced by Promissory Note dated September 15, 1993, secured by, among other things, Deed of Trust, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement dated September 15, 1993, and recorded September 16, 1993 as Instrument No. 93-0626122, Office of the Maricopa County Recorder, Arizona and related documents (the "Loan Documents").

                 D. Seller desires to sell and transfer to Buyer, and Buyer desires to purchase and accept transfer from Seller, of an undivided 10.720% ownership in the Property, exclusive of the encumbrance of or any liability for the Loan (the "Subject Interest"), on the terms and conditions set forth herein

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                              TERMS AND CONDITIONS

                  NOW, THEREFORE, for and in consideration of the mutual covenants and provisions set forth herein, and other good and valuable consideration, the receipt of which by all parties is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                  1. Sale. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Subject Interest on the terms and conditions set forth in this Agreement.

                  2. Purchase price. The purchase price payable by Buyer to Seller for the Subject Interest is One Million, Seven Hundred Forty-One Thousand, Four Hundred Thirty-One and No/100 Dollars ($1,741,431.00) (the "Purchase Price"), payable in cash at Closing (as herein defined). The Purchase Price shall be allocated to the Property as set forth on Exhibit "C" attached hereto.

                  3. Closing. Closing pursuant to this Agreement, shall take place effective as of ___________________, 1995 (the "Closing"). At Closing, Seller and Buyer shall:

                           A. Take all acts, and execute all documents,
                  necessary to transfer the Subject Interest from Seller to Buyer, including:

                                  (1) Assignment of Leasehold Interest, in the form of Exhibit "D" attached hereto, conveying the Ground Lease Interest portion of the Subject Interest;

                                  (2) Special Warranty Deed in the form of Exhibit "E" attached hereto, conveying the Subject Interest portion of the Improvements.

                                  (3)       Affidavit of Property Value, as
                                            required by Arizona law.

                                  (4) Non-Foreign Affidavit (in compliance with Section 1445 of the Internal Revenue Code) in the form of Exhibit "F" attached hereto.

                                  (5)       Rent Roll, in the form of Exhibit
                                            "G" attached hereto, completed to
                                            reflect current status of all Tenant
                                            Leases and Deposits.



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

                                  (6) Assignment and Assumption of Leases and Contracts, in the form of Exhibit "H" attached hereto, as to the Subject Interest portion of all Tenant Lease Interests, Deposits and Contract Interests.

                                  (7) Bill of Sale in the form of Exhibit "I" attached hereto, as to the Subject Interest portion of all Personal Property.

                                  (8) Assignment of Rights in the form of Exhibit "J" attached hereto as to the Subject Interest portion of all Intangible Property.

                           B. Prorations. All income and expense items
                  (excluding the Loan and principal and interest payments thereon, but including any real estate tax, insurance and similar impound payments or accounts) applicable to the Subject Interest shall be prorated between Seller and Buyer as of the Closing (based on the latest available information, to be updated and reprorated when actual information becomes known), such that Seller is entitled to all income and bears all expenses for the period up to Closing, and Buyer is entitled to all income and bears all expenses for the period from and after Closing; provided that no prorations shall be made for the Loan. Specific proration items include:

                                  (1) Real estate taxes, prorated based on 1994 figures if 1995 figures are not known as of Closing, to be reprorated when 1995 figures become known.

                                  (2) The Subject Interest portion of all Deposits, to be transferred to or for the account of Buyer.

                                  (3) All rents and other Tenant payments (including expense overage and impounds) prorated based on scheduled payments required under Tenant Leases.

                           C. Loan Liability. The Subject Interest shall not
                  include, and neither the provisions of this Agreement nor any document executed in connection therewith shall in any way obligate or be interpreted so as to have Buyer assume or in any way be responsible for, any liability under the Loan. As a material consideration for Buyer's purchase of the Subject Interest, Seller agrees, from and after Closing, to in all respects be liable for and timely pay each and all of the payments required under the Loan and Loan Documents (the "Loan Payment Obligation"), excepting only impound or similar payments for real estate taxes, insurance and other payments or performances related to ownership and operation of the Property and not to the Loan or any payments required in connection therewith (including but not limited to principal, interest, late charges, default interest, prepayment penalties, costs, attorneys' fees, advancement cost and similar matters).

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                           D. Non-Consent. Buyer acknowledges review of
                  provisions of the Loan Documents, including but not limited to the restrictions on transfer and further encumbrance without the Lender's approval (the "Transfer Restrictions"). Seller and Buyer acknowledge and agree the Subject Interest shall be transferred from Seller to Buyer at Closing without compliance with the Transfer Restrictions, with each of Seller and Buyer hereby releasing the other from any and all claims or liability deriving from any non-compliance by Seller or Buyer with the Transfer Restrictions to the extent applicable to transfer of the Subject Interest pursuant to this Agreement, but without releasing Seller from the Loan Payment Obligation.

                           E. Authorization. Seller and Buyer shall each provide
                  to the other appropriate evidence of their authority to execute this Agreement and all documents referenced herein ("Related Documents"), and to perform each and all of their obligations thereunder.

                           F. Survival. The provisions of this paragraph 3 shall
                  survive the Closing.

                           G. Feasibility. Prior to or concurrently with the
                  full execution of this Agreement, Seller has delivered or caused to be delivered to Buyer the following:

                                  (1) A title commitment in favor of Buyer in the amount of the Purchase Price issued by a title insurance company mutually acceptable to Buyer and Seller that commits to issue Buyer a standard owners' policy of title insurance at the Closing insuring that Buyer is the owner of the Subject Interest and that lists all exceptions to title to the Subject Interest;

                                  (2)       Legible copies of all documents
                                            evidencing the exceptions to title
                                            to the Subject Interest which are
                                            set forth in the aforementioned
                                            title commitment;

                                  (3)       Any environmental reports or
                                            assessments affecting the Property;

                                  (4)       The rent roll, as of the date of
                                            this Agreement and any other
                                            information pertaining to the
                                            tenancies and operations of the
                                            Property that is in Seller's
                                            possession and which Buyer requests
                                            in writing.

                  Buyer shall have the right to terminate this Agreement if, in its sole discretion, it does not approve of the matters set forth above by sending written notice of such termination prior to the expiration of the fifth day after its receipt of all such matters. In the event of such a termination, Buyer and Seller shall have no further obligations to each other under this Agreement.

                           H. Title Policy. At the Closing, Seller shall cause
                  to be issued to Buyer a standard owners' title insurance policy in the amount of the Purchase Price insuring that Buyer is the owner of the Subject Interest subject only to those matters set forth in the commitment for title insurance referenced in Section 3.G above. This title insurance policy shall include an endorsement allowing the benefits of the coverage to be transferred at no additional cost to any limited liability company formed by Buyer and Seller and to which the Property is conveyed.

                  4. Representations. Seller and Buyer each represent and warrant to the other that:

                           A. They are duly organized pursuant to their
                  organizational documents, with full power and authority to enter into and perform each and all of their obligations under this Agreement and Documents.

                           B. Execution of this Agreement, and Related
                  Documents, and performance of each and all of their obligations thereunder, does not breach or contravene any agreement, law or other arrangement by which they are bound.

                           C. Seller has disclosed to Buyer, and Buyer has
                  reviewed or had the opportunity to review, all pertinent materials and information pertaining to the Property, including but not limited to physical condition, zoning, title, tenancies, environmental compliances, and related matters.

                  5. Commissions. Seller and Buyer each represent to the other that no broker has been involved with the transaction evidenced by this Agreement, other than CB Commercial Real Estate, and each agrees to indemnify and hold the other harmless from for and against any commission or other fee claimed by a third party as a result of its acts or failure to act. Seller shall be solely responsible for any commission due CB Commercial.

                  6. Attorneys' Fees. In the event of any litigation between the parties hereto arising out of this Agreement, all reasonable attorneys' fees, costs and related expenses shall be awarded to the prevailing party therein, and such attorneys' fees, costs and expenses shall be included in any judgment obtained by the prevailing party.

                  7. Invalidity. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under applicable law, but if any provision of this Agreement shall be invalid or prohibited hereunder, such provision shall be ineffective to the extent of such prohibition or invalidation but shall not invalidate the remainder of such provision or the remaining provisions of this Agreement.

                 8. Successors. This Agreement shall be binding upon and inure to the benefit of the successors in interest and assigns of the parties hereto, provided, however, that: (a) Buyer shall not in any way transfer any of its interest under this Agreement without the prior written consent of Seller; and
(b) Seller shall not in any way transfer any of its interest under this Agreement without the prior written consent of Buyer.

                 9. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the matters set forth herein, and supersedes all prior arrangements and understandings between the parties, and no other agreement, statement or promise made by either party hereto which is not contained herein shall be binding or valid.

                10. Controlling Law. This Agreement shall be construed and interpreted under, and governed and enforced according to the laws of the State of Arizona.

                11. Notices. Any and all notices or demands by or from the parties hereto shall be in writing and deemed given upon personal receipt, or if served by certified mail, seventy-two (72) hours after deposit in the United States mail, postage prepaid, to the address set forth below, or any other addresses duly noticed in accordance with this paragraph.

                12. Tax Deferred Exchange. Buyer ("Accommodator") shall cooperate with Seller ("Requesting Party") in effectuating disposition of the Property pursuant to a tax deferred exchange under Section 1031 of the Internal Revenue Code of 1986, as and if amended (an "Exchange"), subject to the following limitations:

                           A. The Requesting Party shall have the right to
                  proceed with an Exchange at any time prior to the Closing Date, provided it gives reasonable advance notice of its desire to have Accommodator participate in the Exchange, together with each and all of the documents to be executed by Accommodator with respect to the Exchange.

                           B. Neither the Closing, nor consummation of any other
                  aspect of this Agreement, shall in any way be predicated or conditioned on the Exchange or completion thereof.

                           C. Any documents to be executed by Accommodator in
                  connection with an Exchange shall not cause Accommodator to incur any additional cost, expense or liability.

                           D. Accommodator shall have the right, as a condition
                  to participation in the Exchange, to require Requesting Party to provide advance payment to Accommodator of the reasonably anticipated extra costs, including attorneys' fees, to be incurred by Accommodator solely by reason of participation in the Exchange.

                           E. Accommodator does not make any representation or
                  warranty to Requesting Party or any other third party, including state or federal tax authorities, that the Exchange will qualify for any particular or deferred tax treatment.

                           F. Requesting Party shall indemnify and hold
                  Accommodator harmless for, from and against any and all liability, damages, or costs, including actual attorneys' fees, incurred or that may be incurred by Accommodator by virtue of Accommodator's participation in the Exchange.

                           G. The Exchange shall not in any way limit, terminate
                  or otherwise affect all or any of any party's rights or obligations, under this Agreement.

                13. Exhibits. Exhibits "A" through "J" attached are by this reference incorporated herein.

                IN WITNESS WHEREOF, this Agreement has been executed on the day and year first set forth above.

                  SELLER

                  DESERT COMMERCIAL PROPERTIES LIMITED
                  PARTNERSHIP, an Arizona limited partnership

                  By: ROKMAR CAPITAL, L.L.C., an Arizona limited liability company, its Managing General Partner

                  By:  /s/ XXXXXXXXXXX
                       ------------------------------------
                  Its: Manager
                       ------------------------------------
                  Tax I.D. No. 95-4266623

                  Address:          2525 East Camelback Road,
                                    Suite 950
                                    Phoenix, Arizona 85016
                                    Telephone: (602) 275-7500
                                    Facsimile: (602) 912-8945



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

                  BUYER

                  UNIVERSAL HEALTH REALTY INCOME TRUST, a
                  Maryland real estate investment trust

                  By:  /s/ XXXXXXXX
                       ------------------------------------
                  Its: Vice President
                       ------------------------------------
                  Tax I.D. No. 23-6858580









                  Address:          367 South Gulph Road
                                    King of Prussia, Pennsylvania 19406
                                    Telephone: (610) 265-0688
                                    Facsimile: (610) 768-3318





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                                LIST OF EXHIBITS

Exhibits                        Description
--------                        -----------

    "A"                Legal Description of Real Property

    "B"                Ground Leases

    "C"                Purchase Price Allocation

    "D"                Assignment of Leasehold Interest

    "E"                Special Warranty Deed

    "F"                Rent Roll

    "G"                Non-Foreign Affidavit

    "H"                Assignment and Assumption of Leases and Contracts

    "I"                Bill of Sale

    "J"                Assignment of Rights



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